CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 25, 2024, relating to the financial statements and financial highlights of Monarch Ambassador Income Index ETF (formerly, Monarch Ambassador Income ETF), Monarch Blue Chips Core Index ETF (formerly, Monarch Blue Chips Core ETF), and Monarch ProCap Index ETF (formerly, Monarch ProCap ETF), each a series of Northern Lights Fund Trust IV, for the year ended February 29, 2024, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania June 24, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board